SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


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[   ]   Soliciting Material Pursuant to
        240.14a-11(c) or 240.14a-12


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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Contacts:

Charles A. Bowman
SPX Director of Corporate Finance
(616) 724-5194

George Sard/Anna Cordasco/Paul Caminiti
Sard Verbinnen & Co
(212) 687-8080

    SPX ASKS COURT TO COMPEL ECHLIN TO CALL SPECIAL SHAREHOLDER MEETING

     MUSKEGON, MICHIGAN, APRIL 13, 1998 - SPX Corporation (NYSE: SPW) today announced that it has asked the U.S. District Court for the District of Connecticut to compel Echlin Inc. (NYSE: ECH) to set a date by April 24, 1998 for a special meeting of Echlin's shareholders, and for other relief. More than 50% of Echlin shareholders have demanded such a meeting, far above the required 35% under Connecticut law and Echlin's own by-laws.

     "We are simply asking the Court to compel Echlin to hold on a timely basis the special meeting its shareholders have already demanded," said John B. Blystone, Chairman, President and CEO of SPX. "While Echlin persists in disenfranchising its own shareholders - first by attempting to change Connecticut law and now through frivolous litigation - SPX will continue to take all appropriate action to see that Echlin shareholders are given the opportunity to decide for themselves who they want to run their company."

     On March 25, 1998, SPX delivered to Echlin demands from owners of approximately 29 million Echlin shares, representing 45.8% of Echlin's outstanding shares, to hold a special shareholder meeting to vote on replacing the Echlin board of directors with SPX's nominees. SPX subsequently delivered additional demands for a special shareholder meeting to Echlin, bringing the total to approximately 31.8 million Echlin shares, representing in excess of 50% of Echlin's outstanding shares.

     Under Connecticut law and Echlin's own by-laws, Echlin must give notice of a special meeting within 30 days of receiving demands by holders of 35% of its outstanding shares, and must hold the meeting within 60 days of giving notice.

     SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. SPX's Internet address is www.spx.com.